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                                                                      EXHIBIT 23

                       Consent of Independent Accountants

The Board of Directors
Kaneb Pipe Line Company LLC

We consent to the incorporation by reference in registration statement numbers 333-59767, 333-76067, 333-62296 and 333-65896 on Form S-3 of Kaneb Pipe Line
Partners, L.P. and in registration statement numbers 333-44634 and 333-71638 on Form S-3 of Kaneb Pipe Line Operating Partnership, L.P. of our report dated February 11, 2002, relating to the consolidated balance sheet of Kaneb Pipe Line Company LLC and subsidiaries as of December 31, 2001.



                                                  KPMG LLP

Dallas, Texas
April 16, 2002